EXIBIT (6)(a)

ARTICLES OF INCORPORATION OF TRANSAMERICA FINANCIAL LIFE

INSURANCE COMPANY

Short Certificate

STATE OF NEW YORK

INSURANCE DEPARTMENT

It is hereby certified that the annexed copy of Charter of Transamerica Financial Life Insurance Company, of Purchase, New York, as approved by this Department March 19, 2003, to be effective April 1, 2003, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 7th day of April, 2003.

Special Deputy Superintendent

CHARTER

OF

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

ARTICLE 1

The name of this Company is Transamerica Financial Life Insurance Company.

ARTICLE 2

The principal office of the Company is to be located in the Town of Purchase, County of Westchester, State of New York, and it shall have power to conduct its business wherever authorized by law. The Company may establish other offices, agencies or branches outside the State of New York and in any part of the world.

ARTICLE 3

The Company is authorized to transact the kinds of insurance specified in paragraphs 1, 2 and 3 of Section 1113(a) of the Insurance Law, as follows:

(1) “Life Insurance,” means every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contact from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon (A) diagnosis of terminal illness defined as a life expectancy of twelve months or less, (B) diagnosis of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured’s life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section l0l(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, or (D) certification by a licensed health care practitioner that the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section l0l(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment and the insurer that issues such policy is a qualified long term care insurance carrier under Section 4980c of the Internal Revenue Code or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. “Life insurance” also includes additional benefits to safeguard the contact against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

(2) “Annuities,” means all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

(3) “Accident and health insurance,” means (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers’ compensation law, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

As well as to effect reinsurance of all risks taken by it and to assume reinsurance of similar risks taken by other insurers and reinsurers;

And to transact such other insurance or other business as a stock life insurance company now is or hereafter may be permitted to transact under the Insurance Law and for which the Company shall have the required capital and surplus.

ARTICLE 4

The corporate powers of the Company shall be exercised by a board of directors, and through such officers and agents as said board shall empower. The number of directors of the Company may be fixed from time to time by the directors in accordance with the bylaws, but at no time shall the number of directors be less than thirteen nor more than twenty-one. At all times a majority of the directors shall be citizens and residents of the State of New York, or of adjoining states, and not less than three of such directors shall be residents of the State of New York. Each director shall be at least eighteen years of age. The directors shall not be required to own any shares of stock in the Company.

The directors shall be elected at the annual meeting of the stockholders. The directors shall hold office for one year and until their successors are elected, and any vacancy in the board of directors, due to death, resignation, removal or otherwise, shall be filled by a new incumbent elected for the balance of the unexpired term of the outgoing director by the remaining members of the board at any regular or special meeting, and any person so elected shall serve until his successor has been elected at the next annual meeting of the stockholders. If because of such vacancy or vacancies in the board of directors the number of directors shall be less than thirteen, the Company shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as herein provided. The stockholders, by a majority vote at any meeting, may remove any director.

The officers of the Company shall be elected at a meeting of the directors held immediately after the annual meeting of stockholders. Any vacancy may be filled and additional officers may be elected or appointed at any meeting of the directors.

The board of directors shall have power to make such bylaws, not inconsistent with the Constitution or laws of the State of New York or of the United States or with this Charter, as may be necessary for the management of the Company’s property, the government of its officers, the regulation and conduct of its affairs and the transfer of its capital stock, and shall have power to alter, amend, suspend or add to the same.

No director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a director, provided, however, that the foregoing provision shall not eliminate or limit (1) the liability of a director if a judgement or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law or a knowing violation of any other law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (2) the liability of a director for any act or omission prior to the adoption of this amendment by the shareholders of the Company.

ARTICLE 5

There shall be an annual meeting of the stockholders of the Company on the fourth Tuesday in the month of March of each year. Should the day designated fall upon a legal holiday, then such annual meeting shall be held on the next full business day following. At such annual meeting there shall be elected a full board of directors. Each election of directors shall be by ballot, and a plurality of votes shall elect. At all stockholders’ meetings, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock owned by him and standing in his name on the books of the Company not less than thirty (30) days immediately preceding such meeting.

ARTICLE 6

The fiscal year of the Company shall begin on the first day of January, and shall terminate on the thirty-first day of December in each year.

ARTICLE 7

The authorized capital stock of the Company shall be Two Million Five Hundred Thousand Dollars ($2,500,000) represented by Sixteen Thousand Four Hundred and Sixty-Six (16,466) shares of Common Stock of a Par Value of $125.00 each, and Forty-Four Thousand One-Hundred Seventy-Five (44,175) shares of Preferred Stock of a Par Value of $10.00 each.

The Preferred Stock shall be designated 6% Non-Voting, Non-Cumulative Preferred Stock. The holders of the 6% Non-Voting, Non-Cumulative Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Company legally available therefore, non- cumulative dividends at the rate of 6% per annum of an amount equal to the sum of (1) the par value plus (2) any additional paid-in capital for such Preferred Stock thereof, payable annually in December of each year, and no more.

Each share of 6% Non-Voting, Non-Cumulative Preferred Stock shall have preference as to dividends and shall have preference upon dissolution or liquidation of the Company. The amount payable on each share of 6% Non-Voting, Non-Cumulative Preferred Stock in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company shall be (i) an amount equal to the par value, plus (ii) any additional paid-in capital for such Preferred Stock.

ARTICLE 8

The duration of the Company shall be perpetual.

SHORT CERTIFICATE

STATE OF NEW YORK

INSURANCE DEPARTMENT

It is hereby certified that the attached copy of Certificate of Amendment of the Charter of Transamerica Financial Life Insurance Company, of Harrison, New York, for the purpose of changing the the location of the company’s domiciliary office within Westchester County, as approved by this Department, March 22, 2010, and to be effective March 31, 2010, pursuant to Section 1206 of the New York Insurance Law has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have here- unto set my hand and affixed the official seal of this Department at the City of Albany, this 21st day of April 2010.

Clark J. Williams
Special Deputy Superintendent

SHORT CERTIFICATE

STATE OF NEW YORK
INSURANCE DEPARTMENT

It is hereby certified that the attached copy of Certificate of Amendment of the Charter of Transamerica Financial Life Insurance Company, of Purchase, New York, for the purpose of changing the location of the company’s domiciliary office within Westchester County, as approved by this Department, March 22, 2010, and to be effective March 31, 2010, pursuant to Section 1206 of the New York Insurance Law has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have here- unto set my hand and affixed the official seal of this Department at the City of Albany, this 22nd day of March, 2010.

Clark J. Williams
Special Deputy Superintendent

CERTIFICATE OF AMENDMENT

OF THE CHARTER OF

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Under Section 1206 of the Insurance Law

and

Section 805 of the Business Corporation Law

of the State of New York

We, the undersigned, Peter G. Kunkel, President of Transamerica Financial Life Insurance Company, and Craig D. Vermie, Secretary of Transamerica Financial Life Insurance Company, hereby certify as follows:

1. The name of the Corporation is Transamerica Financial Life Insurance Company (the “Corporation”). The name under which the Corporation was originally formed is Zurich Life Insurance Company, and its name was thereafter changed to Dreyfus Life Insurance Company, then to AUSA Life Insurance Company, Inc., and then to Transamerica Financial Life Insurance Company, the Corporation’s present name.

2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”) on October 3, 1947. The Corporation’s Restated Charter was filed in the Superintendent’s Office on April 1, 2003.

3. The Charter of the Corporation is hereby amended to change its location and principal office and place of business within the County of Westchester and State of New York, effective March 31, 2010.

4. The text of Article 2 of the Corporation’s Charter, which states the principal office of the Corporation, is amended to read as herein set forth in full:

ARTICLE 2

The principal office of the Company is be located in the County of Westchester, State of New York, and it shall have power to conduct its business wherever authorized by law. The Company may establish other offices, agencies or branches outside the State of New York and in any part of the world.

5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on December 8, 2009, and by Written Consent of all of the Shareholders of the Corporation dated December 8, 2009.

IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 2 & 4th day of Feb, 2010.

Peter G. Kunkel, president

Craig D. Vermie, Secretary

State of New York	)
	)	ss:
County of Westchester	)

On this 2nd day of February, 2010, before me came Peter G. Kunkel, to me known to be the individual described in and who executed the foregoing instrument, in my presence, and he acknowledged that he executed the same.

Notary Public

State of Iowa	)		E1zabeth L Belanger Notary Public State of New York No. 02BE6104278 Qualified in Westchester County
	)	ss:	Commission Expires January 20, 2012
County of Linn	)

On this 4th day of February, 2010, before me came Craig D. Vermie, to me known to be the individual described in and who executed the foregoing instrument, in my presence, and he acknowledged that he executed the same.

Lu Ann Roby
lowa Notarial Seal
Commission Number 109772
My Commission Expires: 4/08/2013	Notary Public

ARTAMEND-TFLIC

SHORT CERTIFICATE

STATE OF NEW YORK

INSURANCE DEPARTMENT

It is hereby certified that the attached copy of Certificate of Amendment of the Charter of Transamerica Financial Life Insurance Company, of Harrison, New York, to change the minimum number and residency requirements of directors; as approved by this Department, May 5, 2010, pursuant to Section l206 of the New York Insurance Law, has been compared with the original on file in this Department and that It is a correct transcript therefrom and of the whole of said original

In Witness Whereof, I have here- unto set my hand and affixed the official seal of this Department at the City of Albany, this 22nd day of June, 2010.

Clark J. Williams
Special Deputy Superintendent

CERTIFICATE OF AMENDMENT

OF THE CHARTER OF

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Under Section 1206 of the Insurance Law

and

Section 805 of the Business Corporation Law

of the State of New York

We, the undersigned, Peter G. Kunkel, President of Transamerica Financial Life Insurance Company, and Craig D. Vermie, Secretary of Transamerica Financial Life Insurance Company, hereby certify as follows:

1. The name of the Corporation is Transamerica Financial Life Insurance Company (the “Corporation’). The name under which the Corporation was originally formed is Zurich Life Insurance Company, and its name was thereafter changed to Dreyfus Life Insurance Company, then to AUSA Life Insurance Company, Inc., and then to Transamerica Financial Life Insurance Company, the Corporation’s present name.

2. The Corporation’s Declaration of Intention and Charter was filed in the Office of the Superintendent of Insurance of the State of New York (the “Superintendent’s Office”) on October 3, 1947. The Corporation’s Restated Charter was filed in the Superintendent’s Office on April 1, 2003.

3. The Charter of the Corporation is hereby amended to change the number of directors.

4. The text of the first paragraph of Article 4 of the Corporation’s Charter, which states the number of directors of the Corporation, is amended to read as herein set forth in full:

The corporate powers of the Company shall be exercised by a board of directors, and through such officers and agents as said board shall empower. The number of directors of the Company may be fixed from time to time by the directors in accordance with the bylaws, but at no time shall the number of directors be less than seven nor, more than twenty-one. At all times a majority of the directors shall be citizens and residents of the United States, and not less than one of such directors shall be a resident of the State of New York. Each director shall be at least eighteen years of age. The directors shall not be required to own any shares of stock in the Company.

5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was authorized and approved by the Board of Directors of the Corporation at a meeting held on March 30, 2010, and by Written Consent of all of the Shareholders of the Corporation dated March 30, 2010.

IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 20th day of April, 2010

Peter G. Kunkel, President

Craig D. Vermie, Secretary

State of New York	)
	)	ss:
County of Westchester	)

On this 20th day of April, 2010, before me came Peter G. Kunkel, to me known to be the individual described in and who executed the foregoing instrument, in my presence, and he acknowledged that he executed the same.

Notary Public

State of Iowa	)
	)	ss:
County of Linn	)

On this 20th day of April, 2010, before me came Craig D. Vermie, to me known to be the individual described in and who executed the foregoing instrument, in my presence, and he acknowledged that he executed the same.

Lu Ann Roby
lowa Notarial Seal
Commission Number 109772	Notary Public
My Commission Expires: 4/08/2013

ARTAMEND-TFLIC